BioSig™ technologies

Benzinga Biotech Small Cap Conference

March 2021

NASDAQ : BSGM

Disclaimer

This presentation contains forward-looking statements including statements that address activities, events or developments that BioSig expects, believes or anticipates will or may occur in the future, such as predictions of financial performance, approvals and launches by BioSig of new products, market acceptance of BioSig's products, market and procedure projections, financing plans, and related documents. Forward-looking statements are based on BioSig's experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond BioSig's control.

These risks and uncertainties include the timing of approvals for BioSig products, rate and degree of market acceptance of products, BioSig's ability to develop and market new and enhanced products, the timing of and ability to obtain and maintain regulatory clearances and approvals for its products and the impact of failure to obtain such clearances and approvals on its ability to promote its products and train doctors and operators in the use of its products, the timing of and ability to obtain reimbursement if required of procedures utilizing BioSig's products and the potential impact of current healthcare reform initiatives thereon, competition from existing and new products and procedures or BioSig's ability to effectively react to other risks and uncertainties described from time to time in BioSig's SEC filings, such as fluctuation of financial results, reliance on third party manufacturers and suppliers, litigation or other proceedings, government regulation, negative publicity, current worldwide economic conditions and share price volatility.

BioSig does not guarantee any forward-looking statements, and actual results may differ materially from those projected. Unless required by law, BioSig undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Who We Are – NASDAQ: BSGM



- EP Tech Market 13.5% CAGR*
- Global EP Market Expected to be $12.2 Billion by 2026*
- 34 Patents Issued or Allowed
- First Customer is #1 Center by Volume in U.S.
- Razor & Blade Business Model
- FDA Cleared
- Unblinding of clinical data in 2021 expected

BioSig technologies

Data source: MarketWatch Global Electrophysiology Device Market Could Exceed $12.2 Billion By 2026

Our Solution


BioSig
technologies
PURE EP

More information, better decisions™

- Signal processing platform
- Intracardiac signals
- Customizable software
- Artificial intelligence

"Secret Sauce"

Physicians Can't Fix What They Can't See



PURE EP
II
aVF
V1
CR 9,10
CR 7,8
CR 5,6
CR 3,4
CR 1,2
ABL d
CS 9,10
CS 7,8
CS 5,6
CS 3,4
CS 1,2



Control
I
aVF
V1
CR 9,10
CR 7,8
CR 5,6
CR 3,4
CR 1,2
ABL d
CS 9,10
CS 7,8
CS 5,6
CS 3,4
CS 1,2

BioSig technologies

Data source: PUBMED 11/2017 and Healthwise and the University of Michigan, 12/15/2019.

Market Opportunity – PURE EP™

Global EP Procedures Growing Rapidly

Cardiac Ablation Procedures Are Key Hospital Revenue Drivers

Complex Cardiac Ablation:
13.5% Growth Rate



U.S.
3,425
EP labs

OUS:
3,915
EP labs

Total Global Addressable Market
$2.0 Billion

Published by Cardiovascular Rounds, Guggenheim Analyst – Chris Pasquale
Data source: 2018 MD&D report Advisory Board and BioSig Technologies, Inc. estimates.

Expanded Product Adoption, Experience, and a Growing Database

# PURE EP Procedures by Account	
Texas Cardiac Arrythmia Institute - Austin	271
Mayo Clinic	116
UNIV of Penn	89
Mass General	13
Deborah Heart & Lung	61
Overland Park - Kansas	53
Memorial – South Bend, IN	23
Houston Methodist	17
First in-human - TX, IN, SC	20
TOTAL	**663**

*Data as of March. 17, 2021 with a lag in some reporting
*COVID shutdown Mar 12 - May 3
*Diagnosis was not logged for all procedures

# Physician Users	
TCAI	10
Mayo	3
Penn	12
MGH	1
Deborah	2
Overland Park	4
Memorial	2
Houston Methodist	2
First in-human - TX, IN, SC	4
TOTAL	**40**

Diagnosis	# of Cases
Persistent AF	150
Paroxysmal AF	176
PVC	70
Ischemic VT	18
Nonischemic VT	14
Atypical Flutter	11
Atrial Tachycardia	7
AVNRT	10
Typical Flutter	8
AVRT/WPW	5

2019
1 center
69 procedures

2020
7 centers
425 procedures

2021 (projected)
>20 centers
>1000 procedures

PURE EP™ System – Customer Installations



Hospital of the
University of Pennsylvania

PURE EP™


BioSig
technologies

Texas Cardiac Arrhythmia Institute

Business Model


Data
Sets
Modules
Service Agreements
PURE EP™
SEE MORE, CLEARLY

Commercialization – Regions and Centers of Excellence



University of Michigan
Ann Arbor, MI
Memorial Hospital
South Bend, IN
Overland Park Med. Ctr.
Kansas City, KS
Mass. General Hospital
Boston, MA
Deborah Heart Center
Browns Mills, NJ
Cornell, NYC
Philadelphia, PA
Texas Cardiac Arrhythmia Institute
St David's Medical Center
Austin, TX
Houston Methodist
Houston, TX
Mayo Clinic
Jacksonville, FL
United States
PURE EP™
SEE MORE, CLEARLY

Florida
120 EP Programs
240 Labs

Texas
220 EP Programs
440 Labs

Northeast
175 EP Programs
400 Labs

Revenue Potential
$286 Million

BioSig technologies

Source: Industry data and BioSig Technologies, Inc. estimates.

Highly Profitable Elective Procedure

EP procedures are clinically urgent

- Delaying procedure increases stroke risk and worsens outcomes

EP is revenue generating

- CV surgery and invasive cardiology have the highest net annual revenue compared to all other service lines


Median Revenues and Cost per in-Patient Ablations
$22,500
$55,825
Average Cost per-Procedure
Average Private Reimbursement

*Data Source: Advisory Board, Published by Cardiovascular Rounds, Cardiovascular rounds for DRG 273, UCLA Health

Clinical Data PURE EP™ 2.0 Trial

Further establish the safety and effectiveness of the PURE EP™ System

Multi-center: **Mayo Clinic, Mass General, TCAI**

Enrollment Goal for the Primary Study Completed	**Q1, 2021***
Data Analysis/Unblinding of Primary Study	**Q1, 2021***
Primary study abstract submission	**Q2, 2021***
Primary study publication submission	**Q2, 2021***
Presentation	**Summer, 2021***

*These are expected dates

ClinicalTrials.gov Identifier: NCT04112433

Management Team



Kenneth L. Londoner, MBA
Founder, Chairman, CEO, Director
NeuroClear Technologies; Endicott Management Partners; J & W Seligman & Co.



Steve Chaussy, CPA
CFO
NeuroClear Technologies; Liberski Inc; Anna & Co; Penske Automotive; Ford Hogg and Cobbe



Brenda Castrodad
Director of Human Resources
TissueTech, Inc.; HeartWare, Inc., Schering-Plough Corp



Andy Ballou
Vice President, Investor Relations
Janney Montgomery Scott; RBC Capital Markets



Julie Stephenson, BSN, MBA
Vice President, Clinical Affairs
Medtronic; Boston Scientific; Guidant Corporation



Manasi Patwardhan
Director of Strategic Planning Verily Life Sciences, Boston Scientific - Neuromodulation; Medtronic



Natasha Drapeau
Executive Vice President
NeuroClear Technologies; Alliance for Advancing Bioelectronic Medicine; Institute of Directors, UK; IG Group Plc, UK



Barry Keenan, Ph.D, MBA, PMP
Vice President, Engineering
Medtronic; Nexeon MedSystems; Alfred Mann Institute for Biomedical Engineering; Alfred Mann Foundation for Scientific Research



Todd Wiltshire
Senior Vice President, Corporate Development
Fidelity Investments; Credit Agricole; UBS; Morgan Stanley



John Kowalski
Vice President, Sales
Biosense Webster (Johnson & Johnson)



Olivier Chaudoir
Senior Director, Marketing
Biosense Webster; DePuy Synthes



Ewald Riechert
Director of Regulatory Affairs / Quality Assurance
TUV Rheinland, Siemens, Acclarent, Inc. (J&J Company)

Value Drivers

- $28 million* in cash on the balance sheet and no debt
- Expect to triple the customer base in 2021
- Targeting sequential revenue growth in 2021
- Expect CE mark approval / EU entry 2022
- Launched AI program – Mayo partnership
- Expect presentation of data Q3 2021



BioSig
technologies
PURE EP

Nasdaq : BSGM

*As reported in the 2020 10K